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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):     May 30, 2000



                       CYPRESS FINANCIAL SERVICES, INC.
            (Exact name of registrant as specified in its charter)


            Nevada                 0-17192               84-1061382
        (State or other          (Commission          (I.R.S. Employer
         jurisdiction            File Number)        Identification No.)
       of incorporation)


           5400 Orange Avenue, Suite 200, Cypress, CA          90630
           (Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code:   (714) 995-0627



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Item 1.   Change in Control.

     (a) On May 30, 2000, Cypress Financial Services, Inc., a Nevada corporation (the "Company"), issued and sold 15,000,000 shares of common stock to FBR Financial Fund II, L.P. ("FBR") for $7,500,000 pursuant to a Common Stock Purchase Agreement by and between the Company and FBR, dated May 30, 2000. Accordingly, FBR is now the beneficial holder of 62% of the Company's outstanding voting securities on a fully diluted and as converted basis. Therefore, a "change in control" of the Company has occurred. FBR is a private equity fund that invests in financial services companies in various stages of development. The source of the funds that FBR has paid for this transaction is investment capital.

     In connection with this transaction, the Company's Board of Directors (the "Board") has been reconstituted at five members and four of the Company's directors have resigned from the Board. The Company, FBR and Pacific Life Insurance Company ("PacLife"), which owns 9.5% of the Company's outstanding voting securities on a fully diluted and as converted basis, have entered into a voting agreement whereby PacLife and FBR agree to appoint one director nominated by PacLife to the Board and one director nominated by FBR to the Board. FBR will have the ability to elect the remaining directors to the Board by virtue of its voting control of the Company. The new Board currently consists of Diane W. Dales, who is the PacLife representative and has been a director of the Company since 1998, and George L. McCabe, Jr. and Edward M. Wheeler, both of whom were nominated by FBR, with the two remaining directors to be named at a later date. It is expected that, upon the closing of the Company's acquisition of Orange County Professional Services, Inc. discussed in Item 5 below, the Board will appoint Manuel Occiano, the new Chief Executive Officer of the Company, as a director to fill one of the current vacancies on the Board.

     In connection with this transaction, the Company will change its name to RevCare, Inc. The name change will become effective twenty days after an Information Statement is distributed to the Company's stockholders.

     (b) Except as set forth in this Current Report on Form 8-K, the Company is not aware of any other arrangement that may at a subsequent date result in a change in control of the Company.

Item 5.   Other Events.

     On May 30, 2000, the Company entered into agreements to purchase (i) all of the outstanding stock of Orange County Professional Services, Inc. ("CPS") and its affiliated companies, and (ii) substantially all of the assets of Insource Medical Solutions, Inc. ("Insource"), RBA Rem-Care, Inc. ("RBA") and Hospital Employee Labor Pool ("HELP"), which are accounts receivable management services or staffing outsourcing businesses. The purchase price for these acquisitions, the consummation of which are subject to certain conditions, is approximately $10,500,000, of which $4,200,000 shall be paid in the form of convertible
promissory notes.   The foregoing description of the terms of the acquisitions is qualified in its entirety by reference to the purchase agreements noted
above.
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Cautionary Statement Regarding Forward-looking Statements
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     The statements contained in this filing that are not historical facts (such as statements in the future tense and statements including "believe", "expect", "intend", "anticipate" and similar concepts) are forward-looking statements that involve risks and uncertainties. These risks include the Company's ability to integrate the acquired companies, the Company's ability to secure new customers and maintain its and the acquired companies' current customer base, the level of overall growth in the financial management services industry and the impact of increased competition.

Item 7.   Exhibits.

    The following exhibits are filed as part of this report in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit   Name of Exhibit
-------   ---------------

2.1 Purchase Agreement by and among the Company and Orange County Professional Services, Inc., Impact Seminars and Consulting, Inc., RBA Rem-Care, Inc., Insource Medical Solutions, LLC, Russell Mohrmann, Suzette Mohrmann, Robert Perez, Barbara Perez and Maureen Brooks, dated May 30, 2000

2.2 Purchase Agreement by and among the Company and Orange County Professional Services, Inc., on the one hand, and Hospital Employee Labor Pool, Russell Mohrmann, Suzette Mohrmann and Allen Berman, on the other hand, dated May 30, 2000

10.1 Common Stock Purchase Agreement by and between the Company and FBR Financial Fund, II, L.P., dated May 30, 2000

99.1 Voting Agreement by and among the Company, FBR Financial Fund II, L.P. and Pacific Life Insurance Company, dated May 30, 2000

99.2 Investor's Rights Agreement by and among the Company and FBR Financial Fund II, L.P., dated May 30, 2000

99.3      Press Release dated May 31, 2000
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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CYPRESS FINANCIAL SERVICES, INC.


Date:  June 13, 2000                By: /s/ Manuel Occiano
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                                        Manuel Occiano
                                        Chief Executive Officer
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                                 EXHIBIT INDEX

Exhibit    Name of Exhibit
-------    ---------------

2.1 Purchase Agreement by and among the Company and Orange County Professional Services, Inc., Impact Seminars and Consulting, Inc., RBA Rem-Care, Inc., Insource Medical Solutions, LLC, Russell Mohrmann, Suzette Mohrmann, Robert Perez, Barbara Perez and Maureen Brooks, dated May 30, 2000

2.2 Purchase Agreement by and among the Company and Orange County Professional Services, Inc., on the one hand, and Hospital Employee Labor Pool, Russell Mohrmann, Suzette Mohrmann and Allen Berman, on the other hand, dated May 30, 2000

10.1 Common Stock Purchase Agreement by and between the Financial Fund, II, L.P., dated May 30, 2000 Company and FBR Financial Fund, II, L.P., dated May 30, 2000

99.1 Voting Agreement by and among the Company, FBR Financial Fund II, L.P. and Pacific Life Insurance Company, dated May 30, 2000

99.2 Investor's Rights Agreement by and among the Company and FBR Financial Fund II, L.P., dated May 30, 2000

99.3       Press Release dated May 31, 2000